Exhibit 99.01
Cadence Reports Third Quarter 2019 Financial Results
SAN JOSE, Calif. — October 21, 2019 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the third quarter of 2019.
Cadence reported third quarter 2019 revenue of $580 million, compared to revenue of $532 million reported for the same period in 2018. On a GAAP basis, Cadence achieved operating margin of 21 percent and recognized net income of $102 million, or $0.36 per share on a diluted basis, in the third quarter of 2019, compared to operating margin of 19 percent and net income of $99 million, or $0.35 per share on a diluted basis, for the same period in 2018.
Using the non-GAAP measure defined below, operating margin for the third quarter of 2019 was 32 percent and net income was $153 million, or $0.54 per share on a diluted basis, compared to operating margin of 32 percent and net income of $139 million, or $0.49 per share on a diluted basis, for the same period in 2018.
“Major industry trends led by AI and data analytics are driving strong design activity, which coupled with innovation and outstanding execution by Cadence, again led to strong operating results, as Cadence delivered 9 percent year-over-year revenue growth,” said Lip-Bu Tan, chief executive officer. “Our Intelligent System Design strategy enables us to provide more capabilities and value to our customers, while also expanding our total addressable market.”

“I am pleased with our third quarter results and outlook,” said John Wall, senior vice president and chief financial officer. “We are raising our outlook for revenue, operating margin, earnings and cash from operations for the year while we continue to invest in proliferation opportunities with market-shaping customers.”
CFO Commentary
Commentary on the third quarter 2019 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the fourth quarter of 2019, the company expects total revenue in the range of $590 million to $600 million. Fourth quarter GAAP operating margin is expected to be approximately 20 percent and GAAP net income per diluted share is expected to be in the range of $0.33 to $0.35. Using the non-GAAP measure defined below, operating margin is expected to be approximately 30 percent and net income per diluted share is expected to be in the range of $0.52 to $0.54.
For 2019, the company expects total revenue in the range of $2.327 billion to $2.337 billion. On a GAAP basis, operating margin is expected to be in the range of 21.3 percent to 21.8 percent and net income per diluted share for 2019 is expected to be in the range of $1.50 to $1.52. Using the non-GAAP measure defined below, operating margin for 2019 is expected to be in the range of 31.5 percent to 32.0 percent and net income per diluted share for 2019 is expected to be in the range of $2.18 to $2.20.
In October 2019, Cadence initiated a series of transactions involving a realignment of its international operating structure. Cadence expects that this realignment may significantly increase its foreign deferred tax assets. This outlook does not include the income tax impact to GAAP net income related to these transactions. Cadence expects to complete its analysis and record the income tax impact in the fourth quarter of 2019.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the third quarter 2019 financial results audio webcast today, October 21, 2019, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 21, 2019 at 5 p.m. (Pacific) and ending December 13, 2019 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.

About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence's software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s Intelligent System Design™ strategy helps customers develop differentiated products—from chips to boards to intelligent systems—in mobile, consumer, cloud, data center, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine's 100 Best Companies to Work For. Learn more at www.cadence.com.
Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for and delivery of Cadence’s products and services; (iv) change in customer demands that could result in delays in purchases or deliveries of Cadence's products and services, including those resulting from consolidation among Cadence’s customers, restructurings and other efforts to improve operational efficiency of Cadence’s customers, economic conditions, government regulations or trade restrictions; (v) economic and industry conditions and trade restrictions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect cash flow, liquidity, reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	September 28, 2019	September 29, 2018
	(unaudited)
GAAP operating margin as a percent of total revenue	21%	19%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	3%
Stock-based compensation expense	9%	9%
Non-qualified deferred compensation expenses	0%	0%
Restructuring and other credits	0%	0%
Acquisition and integration-related costs	0%	1%
Non-GAAP operating margin as a percent of total revenue	32%	32%

Net Income Reconciliation	Three Months Ended
	September 28, 2019	September 29, 2018
	(unaudited)
(in thousands)
Net income on a GAAP basis	$101,514	$99,318
Amortization of acquired intangibles	12,799	12,975
Stock-based compensation expense	48,279	46,264
Non-qualified deferred compensation expenses	52	1,120
Restructuring and other credits	(186)	(172)
Acquisition and integration-related costs	1,838	6,670
Other income or expense related to investments and non-qualified deferred compensation plan assets*	2,344	(498)
Income tax effect of non-GAAP adjustments	(13,899)	(26,306)
Net income on a non-GAAP basis	$152,741	$139,371

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	September 28, 2019	September 29, 2018
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.36	$0.35
Amortization of acquired intangibles	0.04	0.05
Stock-based compensation expense	0.17	0.16
Non-qualified deferred compensation expenses	—	—
Restructuring and other credits	—	—
Acquisition and integration-related costs	0.01	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.01	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.54	$0.49
Shares used in calculation of diluted net income per share — GAAP**	280,666	281,646
Shares used in calculation of diluted net income per share — non-GAAP**	280,666	281,646

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning December 13, 2019, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s fourth quarter 2019 earnings release is published, which is currently scheduled for February 12, 2020.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 28, 2019 and December 29, 2018
(In thousands)
(Unaudited)

	September 28, 2019	December 29, 2018
Current assets:
Cash and cash equivalents	$655,216	$533,298
Receivables, net of allowances of $310 and $3,936, respectively	274,914	297,082
Inventories	66,745	28,162
Prepaid expenses and other	53,074	92,550
Total current assets	1,049,949	951,092
Property, plant and equipment, net of accumulated depreciation of $730,067 and $698,493, respectively	259,453	252,630
Goodwill	661,678	662,272
Acquired intangibles, net of accumulated amortization of $351,619 and $333,687, respectively	185,037	225,457
Long-term receivables	1,204	5,972
Other assets	504,877	371,231
Total assets	$2,662,198	$2,468,654
Current liabilities:
Revolving credit facility	$—	$100,000
Accounts payable and accrued liabilities	274,882	256,526
Current portion of deferred revenue	344,100	352,456
Total current liabilities	618,982	708,982
Long-term liabilities:
Long-term portion of deferred revenue	48,036	48,718
Long-term debt	345,833	345,291
Other long-term liabilities	169,085	77,262
Total long-term liabilities	562,954	471,271
Stockholders’ equity	1,480,262	1,288,401
Total liabilities and stockholders’ equity	$2,662,198	$2,468,654

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended September 28, 2019 and September 29, 2018
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenue:
Product and maintenance	$548,105	$494,990	$1,639,651	$1,463,469
Services	31,498	37,478	97,113	104,703
Total revenue	579,603	532,468	1,736,764	1,568,172
Costs and expenses:
Cost of product and maintenance	41,715	36,406	135,625	118,263
Cost of services	19,260	24,048	57,404	64,360
Marketing and sales	121,368	108,608	354,406	327,056
Research and development	240,542	223,231	700,566	666,545
General and administrative	33,204	33,247	97,713	101,421
Amortization of acquired intangibles	2,874	3,470	9,341	10,618
Restructuring and other credits	(186)	(172)	(1,188)	(2,610)
Total costs and expenses	458,777	428,838	1,353,867	1,285,653
Income from operations	120,826	103,630	382,897	282,519
Interest expense	(4,240)	(5,177)	(14,607)	(18,821)
Other income, net	122	1,106	5,253	4,055
Income before provision for income taxes	116,708	99,559	373,543	267,753
Provision for income taxes	15,194	241	44,239	20,401
Net income	$101,514	$99,318	$329,304	$247,352
Net income per share - basic	$0.37	$0.36	$1.21	$0.90
Net income per share - diluted	$0.36	$0.35	$1.17	$0.88
Weighted average common shares outstanding - basic	273,329	273,716	273,224	273,718
Weighted average common shares outstanding - diluted	280,666	281,646	280,817	281,391

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 28, 2019 and September 29, 2018
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash and cash equivalents at beginning of period	$533,298	$688,087
Cash flows from operating activities:
Net income	329,304	247,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91,400	89,003
Amortization of debt discount and fees	747	950
Stock-based compensation	134,789	125,121
(Gain) loss on investments, net	2,655	(902)
Deferred income taxes	(10,938)	(3,221)
Provisions for losses (recoveries) on receivables	(358)	4,790
ROU asset amortization and change in operating lease liabilities	4,285	—
Other non-cash items	197	(126)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	26,553	(28,471)
Inventories	(43,781)	(1,455)
Prepaid expenses and other	38,703	2,018
Other assets	3,554	1,856
Accounts payable and accrued liabilities	(4,001)	(41,718)
Deferred revenue	(6,968)	77,370
Other long-term liabilities	4,163	300
Net cash provided by operating activities	570,304	472,867
Cash flows from investing activities:
Purchases of non-marketable investments	(33,717)	—
Proceeds from the sale of non-marketable investments	2,952	—
Purchases of property, plant and equipment	(47,527)	(41,761)
Cash paid in business combinations	(338)	—
Net cash used for investing activities	(78,630)	(41,761)
Cash flows from financing activities:
Proceeds from revolving credit facility	150,000	—
Payment on revolving credit facility	(250,000)	(85,000)
Principal payments on term loan	—	(300,000)
Proceeds from issuance of common stock	49,127	38,190
Stock received for payment of employee taxes on vesting of restricted stock	(75,016)	(59,619)
Payments for repurchases of common stock	(231,131)	(150,036)
Change in book overdraft	—	(3,867)
Net cash used for financing activities	(357,020)	(560,332)
Effect of exchange rate changes on cash and cash equivalents	(12,736)	(14,276)
Increase (decrease) in cash and cash equivalents	121,918	(143,502)
Cash and cash equivalents at end of period	$655,216	$544,585

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2018					2019
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	45%	46%	44%	44%	45%	44%	42%	44%
China	9%	8%	9%	13%	10%	10%	12%	10%
Other Asia	18%	18%	20%	18%	18%	19%	19%	21%
Europe, Middle East and Africa	20%	20%	19%	17%	19%	18%	20%	18%
Japan	8%	8%	8%	8%	8%	9%	7%	7%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2018					2019
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Functional Verification, including Emulation and Prototyping Hardware	26%	23%	22%	25%	24%	24%	22%	20%
Digital IC Design and Signoff	30%	30%	30%	28%	29%	30%	31%	30%
Custom IC Design and Simulation	26%	26%	26%	25%	26%	25%	26%	26%
System Interconnect and Analysis	9%	9%	9%	9%	9%	9%	10%	9%
IP	9%	12%	13%	13%	12%	12%	11%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of October 21, 2019
(Unaudited)

	Three Months Ending December 28, 2019	Year Ending December 28, 2019
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~20%	21.3% - 21.8%

Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	2.2%
Stock-based compensation expense	8%	7.8%
Non-qualified deferred compensation expenses	0%	0.1%
Restructuring and other charges (credits)	0%	(0.1)%
Acquisition and integration-related costs	0%	0.2%
Non-GAAP operating margin as a percent of total revenue†	~30%	31.5% - 32.0%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of October 21, 2019
(Unaudited)

	Three Months Ending December 28, 2019	Year Ending December 28, 2019
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.33 to $0.35	$1.50 to $1.52
Amortization of acquired intangibles	0.04	0.19
Stock-based compensation expense	0.17	0.65
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	—	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.01	—
Income tax effect of non-GAAP adjustments	(0.03)	(0.19)
Diluted net income per share on a non-GAAP basis†	$0.52 to $0.54	$2.18 to $2.20

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of October 21, 2019
(Unaudited)

	Three Months Ending December 28, 2019	Year Ending December 28, 2019
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$92 to $98	$421 to $427
Amortization of acquired intangibles	13	53
Stock-based compensation expense	47	182
Non-qualified deferred compensation expenses	—	3
Restructuring and other charges (credits)	—	(1)
Acquisition and integration-related costs	1	6
Other income or expense related to investments and non-qualified deferred compensation plan assets*	2	1
Income tax effect of non-GAAP adjustments	(9)	(53)
Net income on a non-GAAP basis†	$146 to $152	$612 to $618

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.